                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (EXCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                   SIX MONTHS
                                 ENDED JUNE 30,                     YEAR ENDED DECEMBER 31,
                               -------------------   ------------------------------------------------------
                                 2004       2003       2003        2002        2001       2000       1999
                                 ----       ----       ----        ----        ----       ----       ----
                                                          (DOLLARS IN THOUSANDS)
Income (loss) from continuing
  operations before
  cumulative effect of a
  change in accounting
  principles.................  $ 19,967   $ (2,303)  $  84,358   $ 152,531   $ 62,928   $146,606   $187,748
Add (deduct):
    Income taxes.............    11,532     25,583      24,354    (111,178)   (22,917)    75,496     36,863
    Fixed charges per
      below..................    57,568     14,587      45,066      26,428     26,831     32,810     38,015
    Equity in income (losses)
      of associated
      companies..............   (43,280)   (20,060)   (146,989)    (91,373)    24,576    (29,293)     2,932
    Distributed income from
      equity investees.......    20,948     21,758      24,988      41,738     76,317      3,816      8,811
                               --------   --------   ---------   ---------   --------   --------   --------
        Income, as
          adjusted...........  $ 66,735   $ 39,565   $  31,777   $  18,146   $167,735   $229,435   $274,369
                               --------   --------   ---------   ---------   --------   --------   --------
                               --------   --------   ---------   ---------   --------   --------   --------
Fixed charges:
    Interest on debt
      (excluding customer
      banking deposits)......  $ 44,010   $  8,957   $  34,997   $  15,512   $ 16,264   $ 21,688   $ 26,521
    Minority expense of trust
      preferred securities...        --      4,248       4,248       8,495      8,495      8,494      8,494
    Amortization of debt
      expense and premium....     1,016        437       1,120         688        505        495        909
    Portion of rent
      representative of the
      interest factor........    12,542        945       4,701       1,733      1,567      2,133      2,091
                               --------   --------   ---------   ---------   --------   --------   --------
        Total fixed
          charges............  $ 57,568   $ 14,587   $  45,066   $  26,428   $ 26,831   $ 32,810   $ 38,015
                               --------   --------   ---------   ---------   --------   --------   --------
                               --------   --------   ---------   ---------   --------   --------   --------
Ratio of earnings to fixed
  charges....................      1.16       2.71         .71         .69       6.25       6.99       7.22
                               --------   --------   ---------   ---------   --------   --------   --------
                               --------   --------   ---------   ---------   --------   --------   --------

Note: For the years ended December 31, 2003 and 2002, earnings were inadequate to cover fixed charges by $13.3 million and $8.3 million, respectively.

                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (INCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                   SIX MONTHS
                                 ENDED JUNE 30,                     YEAR ENDED DECEMBER 31,
                               -------------------   ------------------------------------------------------
                                 2004       2003       2003        2002        2001       2000       1999
                                 ----       ----       ----        ----        ----       ----       ----
                                                          (DOLLARS IN THOUSANDS)
Income (loss) from continuing
  operations before
  cumulative effect of a
  change in accounting
  principles.................  $ 19,967   $ (2,303)  $  84,358   $ 152,531   $ 62,928   $146,606   $187,748
Add (deduct):
    Income taxes.............    11,532     25,583      24,354    (111,178)   (22,917)    75,496     36,863
    Fixed charges per
      below..................    59,304     19,902      53,619      44,463     58,330     59,231     50,703
    Equity in income (losses)
      of associated
      companies..............   (43,280)   (20,060)   (146,989)    (91,373)    24,576    (29,293)     2,932
    Distributed income from
      equity investees.......    20,948     21,758      24,988      41,738     76,317      3,816      8,811
                               --------   --------   ---------   ---------   --------   --------   --------
        Income, as
          adjusted...........  $ 68,471   $ 44,880   $  40,330   $  36,181   $199,234   $255,856   $287,057
                               --------   --------   ---------   ---------   --------   --------   --------
                               --------   --------   ---------   ---------   --------   --------   --------
Fixed charges:
    Interest on debt
      (including customer
      banking deposits)......  $ 45,746   $ 14,272   $  43,550   $  33,547   $ 47,763   $ 48,109   $ 39,209
    Minority expense of trust
      preferred securities...        --      4,248       4,248       8,495      8,495      8,494      8,494
    Amortization of debt
      expense and premium....     1,016        437       1,120         688        505        495        909
    Portion of rent
      representative of the
      interest factor........    12,542        945       4,701       1,733      1,567      2,133      2,091
                               --------   --------   ---------   ---------   --------   --------   --------
        Total fixed
          charges............  $ 59,304   $ 19,902   $  53,619   $  44,463   $ 58,330   $ 59,231   $ 50,703
                               --------   --------   ---------   ---------   --------   --------   --------
                               --------   --------   ---------   ---------   --------   --------   --------
Ratio of earnings to fixed
  charges....................      1.15       2.26         .75         .81       3.42       4.32       5.66
                               --------   --------   ---------   ---------   --------   --------   --------
                               --------   --------   ---------   ---------   --------   --------   --------

Note: For the years ended December 31, 2003 and 2002, earnings were inadequate to cover fixed charges by $13.3 million and $8.3 million, respectively.